Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Manager Directed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Manager Directed Portfolios Trust for the year ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Manager Directed Portfolios Trust for the stated period.

/s/Scott M. Ostrowski Scott M. Ostrowski President/Principal Executive Officer, Manager Directed Portfolios	/s/Ryan Frank Ryan Frank Treasurer/Principal Financial Officer, Manager Directed Portfolios
Dated: 1/11/2024	Dated: 1/11/2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Manager Directed Portfolios for purposes of Section 18 of the Securities Exchange Act of 1934.